Exhibit 99.1

FOR IMMEDIATE RELEASE

Willdan Reports Third Quarter 2008 Financial Results

ANAHEIM, Calif.,—(BUSINESS WIRE)—November 6, 2008—Willdan Group, Inc. (“Willdan”) (NASDAQ:WLDN), announces financial results for its third quarter ended September 26, 2008.

For the third quarter of 2008, Willdan reported total contract revenue of $18.7 million and a net loss of $0.4 million, or $0.06 per basic and diluted share.

Tom Brisbin, Willdan’s Chief Executive Officer, stated, “In the third quarter, we continued to execute on our strategy of diversifying revenue by expanding our service offerings beyond our traditional markets.  We continue to generate new wins in energy, homeland security, financial services and engineering infrastructure design.  From a liquidity standpoint, we continued to generate positive cash flow from operations and closed the quarter with $8 million in cash and cash equivalents and access to our $10 million credit facility.

“In spite of challenging economic conditions, we remain confident in our strategy and believe we have the resources to succeed in the long-term,” concluded Brisbin.

Third Quarter 2008 Results

For the third quarter of fiscal 2008, revenue was $18.7 million, down $1.0 million, or 5.3%, from revenue of $19.7 million for the comparable period last year.  On a sequential basis, revenue increased 4.7% to $0.9 million from $17.8 million in the second quarter of fiscal 2008.

Loss from operations for the third quarter of fiscal 2008 was $0.7 million, down $2.4 million from income from operations of $1.7 million for the comparable period last year.  On a sequential basis, loss from operations was $0.7 million as compared to $0.1 million in the second quarter of fiscal 2008.

Net loss was $0.4 million for the third quarter of fiscal 2008, down $1.5 million from net income of $1.1 million in the comparable period last year and down $0.4 million on a sequential basis.

Basic and diluted loss per share for the third quarter of fiscal 2008 was $0.06 compared to basic and diluted earnings per share of $0.15 for the comparable period last year.

Willdan generated cash flow from operations of $1.2 million in the third quarter of fiscal 2008.

Nine Months 2008 Results

For the nine months ended September 26, 2008, revenue decreased 9.8% to $54.2 million from revenue of $60.1 million for the comparable period last year.  Loss from operations was $0.8 million for the nine months ended September 26, 2008, as compared to income from operations of $2.2 million for the comparable period last year.

Net loss was $0.4 million for the nine months ended September 26, 2008, as compared to net income of $1.9 million for the comparable period last year.  Basic and diluted loss per share for the nine months ended September 26, 2008 was $0.05, as compared to basic and diluted earnings per share of $0.26 for the comparable period last year.

Willdan generated cash flow from operations of $3.1 million in the nine months ended September 26, 2008.

	Three Months Ended		Nine Months Ended
In thousands (except EPS data)	September 26, 2008	September 28, 2007	September 26, 2008	September 28, 2007
Revenue	$18,651	$19,687	$54,234	$60,135

(Loss) income from operations	(704)	1,657	(791)	2,238
Interest expense, net of reversal	(18)	(23)	(20)	527
Interest income and other income, net	35	197	296	525
Income tax (benefit) expense	(250)	778	(139)	1,429
Net (loss) income	$(437)	$1,053	$(376)	$1,861

Basic and diluted (loss) earnings per share:	$(0.06)	$0.15	$(0.05)	$0.26

Weighted average shares outstanding:
Basic	7,160	7,150	7,157	7,148
Diluted	7,160	7,161	7,157	7,154

Use of Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental measure used by Willdan’s management to measure its operating performance. Willdan defines Adjusted EBITDA as net income plus net interest expense, income tax expense (benefit), depreciation and amortization, and loss (gain) on sales of assets.  Willdan’s definition of Adjusted EBITDA may differ from those of many companies reporting similarly named measures.  This measure should be considered in addition to, and not as a substitute for or superior to, other measures of financial performance prepared in accordance with U.S. generally accepted accounting principles, or GAAP, such as net income.  Willdan believes Adjusted EBITDA enables management to separate non-recurring income and expense items from its results of operations to provide a more normalized and consistent view of operating performance on a period-to-period basis.  Willdan uses Adjusted EBITDA to evaluate its performance for, among other things, budgeting, forecasting and incentive compensation purposes.  Willdan also believes Adjusted EBITDA is useful to investors, research analysts, investment bankers and lenders because it removes from its operational results the impact of certain non-recurring income and expense items, which may facilitate comparison of its results from period-to-period.

Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to operating income or net income as an indicator of operating performance or any other GAAP measure.

Adjusted EBITDA decreased 82.4% to $0.6 million for the nine months ended September 26, 2008 from $3.6 million for the comparable period last year.  Adjusted EBITDA, as a percentage of revenue, decreased to 1.2% for nine months ended September 26, 2008 from 6.0% for the comparable period last year.

The following is a reconciliation of net (loss) income to Adjusted EBITDA:

	Nine Months Ended
	September 26,	September 28,
	2008	2007

Net (loss) income	$(376,000)	$1,861,000
Interest and other income, net	(296,000)	(525,000)
Interest expense, net of reversal	20,000	(527,000)
Income tax (benefit) expense	(139,000)	1,429,000
Depreciation and amortization	1,406,000	1,342,000
Loss on sale of equipment	16,000	4,000
Adjusted EBITDA	$631,000	$3,584,000

Outlook

The following statement is based on current expectations.  This statement is forward-looking and actual results could differ materially from current expectations.  This outlook should be read in conjunction with the information on forward-looking statements at the end of this press release.

Based upon its year-to-date financial results and the outlook for the remainder of the year, Willdan reiterates its fiscal 2008 revenue guidance of between $72 million and $75 million.

Conference Call and Webcast

Chief Executive Officer Thomas Brisbin and Chief Financial Officer Kimberly Gant plan to host a conference call on November 7, 2008 at 5:00 p.m. Eastern/2:00 p.m. Pacific to further discuss the Company’s financial results and business developments.

Interested parties may access the conference call by dialing 800-257-6566 (303-262-0076 for international callers).  When prompted, ask for the “Willdan Group Investor Conference Call.”  The conference call will be webcast simultaneously on Willdan’s website at www.willdan.com under Investors: Events.

The telephonic replay of the conference call may be accessed approximately two hours after the call through November 21, 2008, by dialing 800-405-2236 (303-590-3000 for international callers).  The replay access code is 11121820#.  The webcast replay will be archived for 12 months.

About Willdan Group, Inc.

Founded over 40 years ago, Willdan Group, Inc. is a leading provider of outsourced services to public agencies located primarily in California and other western states. Willdan Group, Inc. assists cities and other government agencies with a broad range of services, including civil engineering, building and safety services, geotechnical engineering, financial, management and economic consulting, energy efficiency, water conservation, renewable energy, disaster preparedness and homeland security. www.willdan.com

Forward-Looking Statements

Safe Harbor Statement:  Statements in this press release which are not purely historical, including statements regarding Willdan Group’s intentions, hopes, beliefs, expectations, representations, projections, estimates, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that the Company will not be able to expand its services or meet the needs of customers in markets in which it operates. It is important to note that the Company’s actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, a slowdown in the local and regional economies of the states where Willdan conducts business and the loss of or inability to hire additional qualified professionals. The Company’s business could be affected by a number of other factors, including the risk factors listed from time to time in the Company’s SEC reports including, but not limited to, the Form 10-K annual report for the year ended December 28, 2007 filed on March 27, 2008. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Willdan Group, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.

Contact:

Kimberly Gant	Moira Conlon
Chief Financial Officer	Financial Profiles, Inc.
Tel: 714-940-6329	Tel: 310-277-4907
kgant@willdan.com	mconlon@finprofiles.com

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 26,	December 28,
	2008	2007
	(Unaudited)

Assets
Current assets:
Cash and cash equivalents	$8,096,000	$15,511,000
Liquid investments	—	1,300,000
Cash, cash equivalents and liquid investments	8,096,000	16,811,000
Accounts receivable, net of allowance for doubtful accounts of $799,000 and $372,000 at September 26, 2008 and December 28, 2007, respectively	14,689,000	15,090,000
Costs and estimated earnings in excess of billings on uncompleted contracts	7,751,000	7,336,000
Other receivables	110,000	157,000
Prepaid expenses and other current assets	1,401,000	2,067,000
Total current assets	32,047,000	41,461,000

Equipment and leasehold improvements, net	2,684,000	3,354,000
Goodwill	11,042,000	2,911,000
Other assets	1,980,000	500,000
Total assets	$47,753,000	$48,226,000

Liabilities and Stockholders’ Equity
Current liabilities:
Excess of outstanding checks over bank balance	$259,000	$633,000
Accounts payable	2,464,000	1,136,000
Accrued liabilities	4,213,000	5,314,000
Purchase price payable	1,000,000	—
Billings in excess of costs and estimated earnings on uncompleted contracts	789,000	941,000
Current portion of notes payable	155,000	1,088,000
Current portion of capital lease obligations	171,000	176,000
Current portion of deferred income taxes	2,002,000	2,002,000
Total current liabilities	11,053,000	11,290,000

Notes payable, less current portion	30,000	—
Capital lease obligations, less current portion	190,000	283,000
Deferred lease obligations	571,000	606,000
Deferred income taxes, net of current portion	395,000	395,000
Total liabilities	12,239,000	12,574,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 40,000,000 shares authorized: 7,164,000 and 7,150,000 shares issued and outstanding at September 26, 2008 and December 28, 2007, respectively	71,000	71,000
Additional paid-in capital	33,034,000	32,796,000
Retained earnings	2,409,000	2,785,000
Total stockholders’ equity	35,514,000	35,652,000
Total liabilities and stockholders’ equity	$47,753,000	$48,226,000

WILLDAN GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 26,	September 28,	September 26,	September 28,
	2008	2007	2008	2007

Contract revenue	$18,651,000	$19,687,000	$54,234,000	$60,135,000

Direct costs of contract revenue:
Salaries and wages	5,558,000	6,414,000	16,640,000	19,815,000
Production expenses	998,000	432,000	1,835,000	1,229,000
Subconsultant services	2,030,000	1,187,000	4,844,000	3,438,000
Total direct costs of contract revenue	8,586,000	8,033,000	23,319,000	24,482,000

General and administrative expenses:
Salaries and wages, payroll taxes and employee benefits	5,881,000	5,838,000	18,250,000	19,115,000
Facilities	1,247,000	1,145,000	3,569,000	3,405,000
Stock-based compensation	9,000	78,000	163,000	145,000
Depreciation and amortization	572,000	439,000	1,406,000	1,335,000
Other	3,060,000	2,497,000	8,318,000	9,415,000
Total general and administrative expenses	10,769,000	9,997,000	31,706,000	33,415,000
(Loss) income from operations	(704,000)	1,657,000	(791,000)	2,238,000

Other income (expense):
Interest expense, net of reversal	(18,000)	(23,000)	(20,000)	527,000
Interest income and other income, net	35,000	197,000	296,000	525,000
Total other income, net	17,000	174,000	276,000	1,052,000
(Loss) income before income tax expense	(687,000)	1,831,000	(515,000)	3,290,000

Income tax (benefit) expense	(250,000)	778,000	(139,000)	1,429,000
Net (loss) income	$(437,000)	$1,053,000	$(376,000)	$1,861,000

(Loss) earnings per share:
Basic and diluted	$(0.06)	$0.15	$(0.05)	$0.26

Weighted-average shares outstanding:
Basic	7,160,000	7,150,000	7,157,000	7,148,000
Diluted	7,160,000	7,161,000	7,157,000	7,154,000

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended
	September 26, 2008	September 28, 2007
Cash flows from operating activities:
Net (loss) income	$(376,000)	$1,861,000
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,406,000	1,342,000
Loss on sale of equipment	16,000	4,000
Allowance for doubtful accounts	466,000	194,000
Stock-based compensation	163,000	145,000
Changes in operating assets and liabilities, net of the effects from the purchase of Intergy Corporation in 2008:
Accounts receivable	1,558,000	(288,000)
Costs and estimated earnings in excess of billing on uncompleted contracts	717,000	222,000
Other receivables	47,000	3,129,000
Prepaid expenses and other current assets	673,000	833,000
Other assets	(80,000)	52,000
Accounts payable	167,000	(267,000)
Accrued liabilities	(1,444,000)	(8,629,000)
Billings in excess of costs and estimated earnings on uncompleted contracts	(152,000)	(110,000)
Deferred lease obligations	(35,000)	111,000
Net cash provided by (used in) operating activities	3,126,000	(1,401,000)

Cash flows from investing activities:
Purchase of equipment and leasehold improvements	(471,000)	(582,000)
Proceeds from sale of equipment	49,000	28,000
Payments for business acquisition, net of cash acquired	(9,985,000)	—
Purchase of liquid investments	(7,100,000)	(16,100,000)
Proceeds from sale of liquid investments	8,400,000	7,100,000
Net cash used in investing activities	(9,107,000)	(9,554,000)

Cash flows from financing activities:
Changes in excess of outstanding checks over bank balance	(374,000)	832,000
Payments on notes payable	(1,002,000)	(1,091,000)
Proceeds from borrowings under line of credit	—	378,000
Repayments of line of credit	—	(347,000)
Principal payments on capital leases	(133,000)	(127,000)
Proceeds from employee stock purchase plan	75,000	24,000
Distributions to holders of redeemable common stock	—	(3,150,000)
Payment of offering costs	—	10,000
Net cash used in financing activities	(1,434,000)	(3,471,000)
Net decrease in cash and cash equivalents	(7,415,000)	(14,426,000)
Cash and cash equivalents at beginning of the period	15,511,000	20,633,000
Cash and cash equivalents at end of the period	$8,096,000	$6,207,000

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	68,000	63,000
Income taxes	833,000	875,000

Supplemental disclosures of noncash investing and financing activities:
Equipment acquired under capital leases	42,000	120,000
Note payable issued in connection with acquisition of assets	100,000	—
Purchase price payable	1,000,000	—